AIR METHODS CORPORATION

                      REISSUED WARRANT AGREEMENT


          THIS REISSUED WARRANT AGREEMENT is made and entered into this 3rd day of May, 1995, by and between AIR METHODS CORPORATION (the "Company") and AMERICAS PARTNERS ("AP") (together, the "Parties").


                               RECITALS
                               --------

          A. In February 1994, the Company has requested that AP extend a bridge loan credit of up to $500,000 to Air Medica Movil, S.A. de C.V. ("AMM"), the Company's air medical transportation joint venture in Mexico City, Mexico.

          B. To induce AP to loan to AMM these funds, the Company and its Board of Directors have voted to grant to AP warrants to purchase up to 150,000 shares of common stock of the Company, par value $.06 per share ("Common Stock"), on terms identical to the warrant for 50,000 shares issued by the Company to AP on December 28, 1993.

          C. In partial consideration of the assignment by AP to the Company of a $250,000 promissory note issued by AMM to AP to evidence a $250,000 bridge loan from AP to AMM pursuant to the aforeissued loan credit, the Board of Directors of the Company, on May 3, 1995, voted to reduce the exercise price of the original warrants from $6.00 per share to $3.00 per share, the closing price of the Common Stock on the Nasdaq National Market on May 3, 1995.

          D. AP is desirous of obtaining the warrants on these terms and conditions, as herein contained.

          IT IS THEREFORE agreed by and between the parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

          Section 1.  Grant of the Warrants.  The Company hereby
                      ---------------------
confirms and acknowledges that it granted to AP, on February 21, 1994, warrants to purchase 150,000 shares of Common Stock (the "Warrant") upon the terms and conditions herein set forth (the shares of Common Stock issuable upon exercise of the Warrant being hereinafter referred to as the "Warrant Shares").

          1.1  Warrant Price.  The purchase price of the shares of
               -------------
Common Stock which may be purchased pursuant to the Warrant is $3.00 per share, subject to adjustment pursuant to Section 7 hereof (the "Warrant Price").

          1.2  Exercise Period.  The Warrant shall be exercisable in
               ---------------
full as of the date hereof and shall be exercisable for a period of five years from February 21, 1994. The Warrant shall automatically expire at midnight Mountain Time on February 21, 1999. If the Warrant is not exercised prior to its expiration, it shall be deemed to have been forfeited and of no further force or effect.

          Section 2.  Form of Warrant.
                      ---------------

          2.1  Warrant Certificate.  The text of the Warrant shall be
               -------------------
substantially as set forth in Exhibit A, attached hereto. The Warrant Price and the number of Warrant Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman and Chief Executive Officer, its President, or one of its Executive Vice Presidents, under its corporate seal reproduced thereon, attested by its Secretary or an Assistant Secretary.

          2.2  Signatories.  Warrants bearing the manual or facsimile
               -----------
signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

          2.3  Securities Law Legend.  The Warrants and, upon exercise
               ---------------------
of the Warrants, in part or in whole, certificates representing the Warrant Shares (unless such shares have been previously registered under the Act), shall bear a legend substantially similar to the following:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act,
          (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available.

          Section 3.  Exercise of the Warrant.
                      -----------------------

          3.1  Surrender and Payment.  A Warrant may be exercised upon
               ---------------------
surrender to the Company at its office in Englewood, Colorado of the certificate or certificates evidencing

the Warrants to be exercised, together with the form of election to purchase included therein duly filled in and signed, and upon payment to the Company of the applicable Warrant Price (as defined in and determined in accordance with the provisions of Sections 1.1 and 7 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the applicable aggregate Warrant Price shall be made in cash or by certified or cashier's check.

          3.2  Issuance of Warrant Shares.  Subject to Section 6
               --------------------------
hereof, upon surrender of Warrants and payment of the applicable Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of a holder of a Warrant ("Holder") in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Warrant Price, as aforesaid; provided, however, that if, at the date of the
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surrender of such Warrants and payment of the applicable Warrant
Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares or for the shares of such other class of stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the fifth anniversary of the date hereof) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares or for shares of such other class of stock; provided, further, that the transfer books of
                      --------  -------
record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in whole or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued.

          3.3  Payment of Taxes.  The Company will pay all documentary
               ----------------
stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the
                                      --------  -------
Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the Holder of Warrants in respect of which such Warrant Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock until the person requesting the same has paid to the Company the amount of

such tax or has established to the Company's satisfaction that such tax has been paid.

          3.4  Fractional Interests.  The Company shall not be
               --------------------
required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 3.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall calculate and pay an amount in cash equal to the then current market price per share of Common Stock multiplied by such fraction.

          Section 4.  Transfer of Warrant.  Subject to the terms of
                      -------------------
Section 6 hereof, the Warrant shall be transferable upon surrender of the Warrant certificate, with the form of assignment attached thereto duly executed by the Holder, to the Company at its office in the State of Colorado. Upon such surrender, the Company shall cause a Warrant certificate containing terms identical to those of the surrendered Warrant certificate to be issued in the name of the transferee or transferees. If any Warrant certificate is assigned in respect of less than all the shares covered thereby, the Holder shall be entitled to receive a new Warrant Certificate covering the number of shares not so assigned.

          Section 5.  Representations of the Company.  The Company
                      ------------------------------
represents and warrants to AP that:

          5.1  Authority.  The Company has, and at all times that this
               ---------
Agreement is in force will have, all requisite right, power and authority to enter into, execute, deliver and perform this Agreement and the Warrant, and the officers of the Company executing and delivering this Agreement and the Warrant are duly authorized to do so. This Agreement and the Warrant have been duly and validly executed, issued and delivered and constitute the legal, valid and binding obligations of Company, enforceable against the Company in accordance with their respective terms.

          5.2  No Violation.  The execution, delivery and performance
               ------------
by the Company of this Agreement and the Warrant do not and will not, after the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws or organizational documents of the Company or contained in any material agreement, instrument or document to which the Company is a party or by which it is bound.

          5.3  Reservation of Shares.  The issuance and sale of the
               ---------------------
shares of Common Stock initially to be reserved for issuance on exercise of the Warrants have been duly and validly authorized. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every

subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Such shares, when so issued upon such exercise in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

          Section 6.  Representations of AP.  AP represents and agrees
                      ---------------------
that:

          6.1 It is acquiring the Warrants and the Warrant Shares for its own account, for investment and not with an intent or view to or for sale in connection with any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and its general partners have such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that they are capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares and the suitability thereof as an investment.

          6.2 The Warrant Shares may not be offered, sold or otherwise transferred by AP except (a) pursuant to an effective registration statement under the Act, (b) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (c) unless in the opinion of counsel for the Company, or in the opinion of counsel, reasonably satisfactory to counsel to the Company, the proposed offer, sale or other transfer of such Warrant Shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any applicable state securities law.

          6.3 Absent such registration under the Act, each certificate issued to represent any of the Warrant Shares shall bear the legend provided for in Section 2.3.

The Company may require, as a condition of the exercise of the Warrant, that AP sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

          Section 7.  Adjustment of Warrant Price and Number of
                      -----------------------------------------
Warrant Shares.  The number and kind of securities purchasable upon
- - - --------------
the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

          7.1  Mechanical Adjustments.  The Warrant Price and the
               ----------------------
number and kind of securities purchasable upon the exercise

of the Warrant shall be subject to adjustment from time to time as follows:

               a.   Dividends, Subdivision and Combination.  In case
                    --------------------------------------
the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,
(ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of each Warrant exercised after such date shall be entitled to receive the aggregate number and kind of Warrant Shares which, if the Warrants had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification.

               b.   Reclassification, Consolidation, Merger, etc.  In
                    ---------------------------------------------
case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of each Warrant shall thereafter have the right to purchase (at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of his Warrants and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance) the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance which, if the Warrants had been exercised by such Holder immediately prior to the record date for such event, such Holder would have owned upon such exercise and been entitled to receive in such reclassification, change, consolidation, merger, sale or conveyance.

               c.   Subscription rights for Shares of Common Stock or
                    -------------------------------------------------
Other Securities.  In the case the Company or an affiliate of the
- - - ----------------
Company shall at any time after the date hereof and prior to the exercise of the Warrant, issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be

entitled, upon the exercise of such Warrants, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, at the time such rights are distributed to the other shareholders of the Company, and to exercise such rights prior to the same expiration date applicable to the other shareholders of the Company.

               d. Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided, to make any adjustment of the Warrant Price in any case in which the amount by which such Warrant Price would be reduced in accordance with the foregoing provisions would be less than $0.10, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to not less than $0.10. In the event of any subdivision or combination of shares of Common Stock said amount (as theretofore decreased or increased) shall be proportionately decreased or increased.

          7.2  Related Adjustment Matters.
               --------------------------

               a. Upon each adjustment of the Warrant Price pursuant to Section 7.1a hereof, the number of applicable Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying such Warrant Price in effect immediately prior to such adjustment by the number of such Warrant Shares purchasable immediately prior to such adjustment upon exercise of each Warrant and dividing the product so obtained by such Warrant Price in effect after such adjustment.

               b. Irrespective of any adjustments of the Warrant Price or the number or kind of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same Warrant Price and number of Warrant Shares as are stated in similar Warrants previously issued.

               c. The Company may retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants selected by the Company's Board of Directors, to make any computation required under this Section 7.

               d. Whenever there is an adjustment in the Warrant Price or in the number or kind of securities issuable upon exercise of each Warrant, or both, as provided in this Section 7, the Company shall promptly cause a certificate (the "Certificate") signed by the Chairman and Chief Executive Officer, the President, or an Executive Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, stating that the Warrant Price and the number of Warrant Shares issuable upon

exercise of each Warrant have been adjusted, setting forth the appropriate adjusted Warrant Price and the adjusted number of Warrant Shares issuable upon exercise of each Warrant, and showing in reasonable detail the computation and the facts upon which such adjustments are based to be sent to each registered Holder of Warrants.

          If the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

          Section 8.  Registration of the Warrant Shares.
                      ----------------------------------

          8.1  S-3 Registration.  The Company has registered the
               ----------------
shares issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "Commission") by their inclusion in a Registration Statement on Form S-3 (the "S-3"), to permit AP's public resale of any shares obtained upon exercise of the Warrant. The Company shall use its best efforts to maintain the effectiveness of the S-3, and to register or qualify the Warrant Shares under such state securities laws as AP may reasonably request and maintain such registrations or qualifications, until all of the Warrants have been exercised or until they expire pursuant to Section 1.2 hereof and to list the Warrant Shares on any securities exchange on which the Common Stock is then listed.

          8.2  Removal of Legends.  The legend relating to the
               ------------------
Securities Act and state securities laws endorsed on the certificates evidencing the Warrants and Warrant Shares pursuant to Section 2.3 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the Holder of such security, if such security is registered under the Act and qualified under applicable state securities laws or if such Holder provides the Company with an opinion of counsel for such Holder (which opinion shall be reasonably satisfactory to counsel to the Company) to the effect that a public sale, transfer or assignment of such security may be made without registration under the Act and under applicable state securities laws.

          Section 9.  No Stockholder Rights.  Subject to the
                      ---------------------
provisions of Section 3.2 hereof, AP shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Warrant until such shares are deemed to have been issued to AP under Section 3.2.

          Section 10.  Applicable Law.  THIS AGREEMENT IS ENTERED INTO
                       --------------
AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          Section 11.  Notices.  Any notice to be given to the Company
                       -------
under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its office in Englewood,

Colorado and any notice to be given to Holder shall be sent to the address given beneath Holder's signature hereto, or at such other address as either party may hereafter designate, in writing, to the other. Any such notice shall have been deemed duly given when properly deposited in the United States mail.

          Section 12.  Entire Agreement.  This Agreement constitutes
                       ----------------
the entire agreement between the Parties regarding the Warrant and supersedes all prior agreements and understandings, oral and written, relating thereto. No modification of this Agreement shall be valid unless made in writing and signed by the party against which enforcement of the modification is sought.

          Section 13.  Successors; Merger of the Company.  This
                       ---------------------------------
Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          Section 14.  Survival.  All representations, warranties and
                       --------
covenants made by the Parties shall survive the execution and delivery of this Agreement.

          Section 15.  Captions.  The captions of the Sections and
                       --------
subsections of this Agreement have been inserted for convenience of reference only and shall have no substantive effect.

          Section 16.  Fees.  Except as otherwise provided in this
                       ----
Agreement, any and all fees, costs and expenses, of whatever kind and nature, including attorney's fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement shall be borne and paid by the Company.

          Section 17.  Counterparts.  This Agreement may be executed
                       ------------
in any number of counterparts, which shall collectively constitute one agreement.



         IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions as of May 3, 1995.

                              AIR METHODS CORPORATION


                              By:
                                 -------------------------------------
                                 George W. Belsey, Chairman and Chief
                                 Executive Officer


                              AMERICAS PARTNERS



                              By:
                                 -------------------------------------
                                 Joseph E. Bernstein
                                 General Partner
                                 520 Madison Avenue
                                 New York, New York   10022

                                 -10-